U.S. GEOTHERMAL INC.

AMENDED AND RESTATED STOCK OPTION PLAN

SEPTEMBER 29, 2006

STOCK OPTION PLAN

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

a)

“Administrator” means, initially, the secretary of the Corporation and thereafter shall mean such director or other senior officer or employee of the Corporation as may be designated as Administrator by the Board from time to time;

b)	“affiliate” has the meaning ascribed thereto in the Securities Act (British Columbia);

c)	“associate” has the meaning ascribed thereto in the Securities Act (British Columbia);

d)	“Award Date” means the date on which the Board grants and announces a particular Option;

e)	“Board” means the board of directors of the Corporation or a duly appointed Committee thereof;

f)

“Cause” means, with respect to any Participant, (a) any act of dishonesty, fraud or theft, (b) any improper use or disclosure of any confidential information or trade secret belonging to the Corporation or any Affiliate, (c) any material breach of the terms and conditions of an employment agreement or consulting agreement between such Participant and the Corporation or any Affiliate, (d) conviction of, or confession to, any felony or any gross misdemeanor involving moral turpitude, fraud or theft, or (e) any other act that has, or could be expected to have, an adverse effect on the reputation or business of the Corporation or any Affiliate, as determined by the Administrator;

g)

“Committee” means a committee of directors of the Corporation appointed by the Board to administer this Plan. If, at any time, Rule 16b-3 under the Exchange Act applies to the Corporation, (a) the Committee must consist of at least the minimum number of directors of the Corporation necessary for Options to satisfy the requirements of Rule 16b-3 and (b) each director of the Corporation appointed to the Committee must be a “non- employee director” (within the meaning of Rule 16b-3);

h)	“Consultant” means an individual or Consultant Company, other than an Employee or a Director of the Corporation, that:

a.

is engaged to provide on a ongoing bona fide basis consulting, technical, management or other services to the Corporation or to an affiliate of the Corporation, other than services provided in relation to a distribution;

	b.	provides the services under a written contract between the Corporation or the affiliate and the individual or the Consultant Company;

	c.	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliate of the Corporation; and

	d.	has a relationship with the Corporation or affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

i)	“Consultant Company” means, for an individual consultant, a company or partnership of which the individual consultant is an employee, shareholder or partner;

j)

“Continuous Service” means service without interruption or termination, for any reason, as an Employee, Director or Consultant of the Corporation or any subsidiary. Continuous Service will not be considered interrupted or terminated upon (a) sick leave, military leave or any other leave of absence approved by the Administrator that does not exceed 90 days in the aggregate, provided, however, that if reemployment upon the expiration of any such leave is guaranteed by contract or applicable law, such 90 day limitation will not apply, or (b) a transfer from one office of the Corporation or any subsidiary to another office of the Corporation or any subsidiary or a transfer between the Corporation and any subsidiary;

k)	“Corporation” means U.S. Geothermal Inc.;

l)	“Director” means any individual holding the office of director or senior officer of the Corporation or subsidiary of the Corporation;

m)

“Disinterested Shareholder Approval” means approval by a majority of votes cast by all shareholders of the Corporation at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by insiders to whom Options may be granted under the Plan and their associates;

n)

“Employee” means an individual regularly employed on a full-time or part-time basis by the Corporation or a subsidiary of the Corporation or an individual who, on a regular basis and for a minimum amount of time per week, performs services for the Corporation or a subsidiary of the Corporation normally provided by an employee other than a Director, and for the purpose of the Plan includes a Management Company Employee;

o)

“Exchange” means the TSX Venture Exchange or, if the Shares are no longer listed for trading on the TSX Venture Exchange, such other exchange or quotation system on which the Shares are listed or quoted for trading;

p)	“Exchange Act” means the U.S. Securities Act of 1934, as amended;

q)	“Exercise Notice” means the notice respecting the exercise of an Option in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

r)

“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date, subject to the provisions of the Plan relating to vesting of Options;

s)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with paragraph 3.6;

t)	“Expiry Date” means the date determined in accordance with paragraph 3.4 and after which a particular Option cannot be exercised;

u)	“insider” has the meaning ascribed thereto in the Securities Act (British Columbia);

v)

“Investor Relations Activities” has the meaning assigned by Policy 1.1 of the TSX Venture Exchange Policies, and generally means any activities or communications that can be reasonably be seen to be intended to or be primarily intended to promote the merits or awareness of or the purchase or sale of securities of the Corporation;

w)

“Management Company Employee” means an individual employed by a person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person involved in Investor Relations Activities;

x)	“Option” means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

y)	“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

z)	“Option Holder” means a Director, Employee or Consultant, or a former Director, Employee or Consultant, who holds an unexercised and unexpired Option;

aa)	“Plan” means this U.S. Geothermal Inc. stock option plan;

bb)	“Personal Representative” means:

	a.	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

	b.	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

cc)

“Reporting Person” means an officer of the Corporation, a director of the Corporation or any person who owns more than ten percent (10%) of the outstanding stock of the Corporation (within the meaning of Rule 16a-2 promulgated under the Exchange Act) and who is required to file reports pursuant to Rule 16a-3 promulgated under the Exchange Act;

dd)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended; and

ee)	“Share” or “Shares” means, as the case may be, one or more common shares in the capital of the Corporation.

1.2 Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

1.3 Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2
PURPOSE AND PARTICIPATION

2.1 Purpose

The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.

2.2 Participation

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

(a)	the remuneration paid to the Employee or Consultant as at the Award Date in relation to the total remuneration payable by the Corporation to all of its Employees and Consultants as at the Award Date;

(b)	the length of time that the Employee or Consultant has been employed or engaged by the Corporation; and

(c)	the quality of work performed by the Employee or Consultant.

Option Holders that are corporate entities will be required to undertake in writing not to effect or permit any transfer of ownership or option of its shares, nor issue more of its shares as long as such Option remains outstanding, unless the written permission of the Exchange and the Corporation is obtained.

2.3 Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4 Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5 Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Corporation nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Corporation.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

3.1 Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2 Number of Shares

The aggregate maximum number of Shares which may be at any time be subject to issuance under the Plan, together with the number of Shares issuable under outstanding options granted otherwise than under the Plan, shall not exceed ten percent (10%) of the issue and outstanding Shares of the Corporation at the time the Option is granted.

3.3 Limitation on Issue

The following restrictions on issuances of Options are applicable under the Plan:

a)	the aggregate number of Shares that may be issued to any one Option Holder in a 12 month period under the Plan shall not exceed five percent (5%) of the issued and outstanding Shares of the Corporation, unless the Corporation is classified as a Tier 1 Issuer by the TSX Venture Exchange and has obtained Disinterested Shareholder Approval;

b)

the aggregate number of Options granted to any Consultant in a 12 month period shall not exceed two percent (2%) of the issued and outstanding Shares of the Corporation, calculated at the date the Option is granted;

c)

the aggregate number of Options granted to persons employed to provide Investor Relations Activities shall not exceed two percent (2%) of the issued and outstanding shares of the Corporation in any 12 month period, calculated at the date the Option is granted; and

d)	Options issued to Consultants performing Investor Relations Activities must vest in stages over 12 months with no more than 25% of the Options vesting in any three month period.

If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which the Option expired or terminated shall again be available for the purposes of the Plan.

3.4 Term of Option

Subject to paragraph 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than:

(a)

for so long as the Corporation is classified as a Tier 2 Issuer or equivalent designation of the Exchange, the fifth anniversary of the later of the date the Shares are listed on the Exchange and the Award Date of the Option; or

(b)	for so long as the Corporation is classified as a Tier 1 Issuer on the Exchange, or the Shares are no longer listed on the Exchange, the tenth anniversary of the Award Date of the Option.

3.5 Termination of Option

(a)	Termination of Continuous Service upon Death

If the Continuous Service of the Option Holder is terminated due to the death of such Option Holder, the Option may be exercised (to the extent such Option was exercisable on the date of death) for a period of one year after the date of death (but in no event beyond the term of such Option).

(b)	Termination of Continuous Service for Cause

If the Continuous Service of the Option Holder is terminated for Cause, the Option will terminate and become null and void (unless otherwise determined by the Administrator).

(c)	Termination of Continuous Service for Other Reasons

If the continuous Service of the Option Holder is terminated for any reason other than the death or termination for Cause, the Option may be exercised (to the extent such Option was exercisable on the date of termination) for a period of 90 days after the date of termination.

Notwithstanding the foregoing, for so long as the Corporation is classified as a Tier 2 Issuer, the Expiry Date for Options granted to any Option Holder engaged in Investor Relations Activities shall be the 30th day following the date that the Option Holder ceases to be employed in such capacity.

3.6 Acceleration by the Administrator

Subject to the rules and policies of the Exchange, the Board may accelerate the date on which any Option may be exercised.

3.7 Impermissible Transfer of Option

If the Option Holder attempts to transfer, assign, pledge, hypothecate or otherwise dispose of the Option in a manner that is not permitted by Section 3.9, such Option will terminate and become null and void (unless otherwise determined by the Administrator).

3.8 Exercise Price

The Exercise Price shall be that price per share, as determined by the Board in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, and shall not be less than the closing price of the Corporation’s Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) on the day preceding the Award Date, less any discount permitted by the Exchange, or such other price as may be required by the Exchange.

3.9 Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.10 Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event”), an

Option, to the extent that it has not been exercised, shall be increased or decreased proportionally by the Board, in accordance with such Event as the case may be, and the Option Price will be adjusted accordingly. The number of Shares resulting from the Options will be determined as if the Option had been fully exercised prior to the effective date of the Event.

No fractional shares shall be issued upon the exercise of any Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lot of Shares in an amount less than 500 shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

3.11 Vesting

All Options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board. Unless otherwise approved by the Board, and subject to the rules and policies of the Exchange, all Options granted pursuant to the Plan must contain conditions relating to the vesting of the right to exercise an Option granted to any Option Holder, which will provide that the right to purchase Shares under the Option may not be exercised any earlier than the following times (although the Board may impose longer vesting periods):

Number of Shares	Date After Which the Shares may be Purchased
One Quarter	Award Date
One Quarter	Six Months Following Award Date
One Quarter	One Year Following Award Date
One Quarter	Eighteen Months Following Award Date

The Option Certificate representing any such Option will disclose any vesting conditions.

3.12 Compliance with Rule 16b-3

Options granted to Reporting Persons must meet the requirements of Rule 16b-3 and must contain such additional terms and conditions as are required by Rule 16b-3 in order to qualify for the maximum exemption for plan transactions.

ARTICLE 4
EXERCISE OF OPTION

4.1 Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder in the event of the death or inability to manage the affairs of the Option Holder. An

Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2 Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares purchased pursuant to the exercise of the Option. If the number of Shares purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option. Further, if the Corporation is a Tier 2 Issuer, or the Exercise Price of the Option is below the current market price of the Shares, the certificate for the shares will bear a legend stipulating the Shares are subject to a four-month Exchange hold period commencing on the date the Options were granted.

4.3 Condition of Issue

The issue of Shares by the Corporation pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation any information, report and/or undertakings required to comply with and to fully co-operate with the Corporation in complying with such laws, rules and regulations.

ARTICLE 5
ADMINISTRATION

5.1 Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Corporation such administrative duties and powers as it may see fit.

5.2 Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

ARTICLE 6
TERMS AND CONDITIONS OF OPTIONS GRANTED TO U.S. OPTION HOLDERS

6.1 Definitions

For the purpose of this Article 6, the following terms shall have the meanings set forth below:

a)	“Code” means the Internal Revenue Code of 1986, as amended;

b)

“Fair Market Value” means, with respect to any Share, the fair market value, as of a given date, of such Share, determined by such methods and procedures as are established from time to time by the Board. Unless otherwise determined by the Board, the fair market value of a Share as of a given date will be the closing price of the Corporation’s Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares listed or quoted for trading) on the day preceding the Award Date;

c)	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” pursuant to section 422 of the Code;

d)	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option;

e)

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each corporation in such chain (other than the Corporation) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The preceding definition of the term “Parent” is intended to comply with, and will be interpreted consistently with, section 424(e) of the Code;

f)

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each corporation (other than the last corporation) in such chain owns stock possessing fifty percent (50%)or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The preceding definition of the term “Subsidiary” is intended to comply with, and will be interpreted consistently with, section 424(f) of the Code;

g)

“U.S. Option Holder” means an Option Holder who is a citizen of the United States or a resident of the United States, in each case as defined in section 7701(a)(30)(A) and section 7701(b)(1) of the Code; and

h)

“10% Shareholder” means any person who owns, taking into account the constructive ownership rules set forth in section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

6.2 Exchange Requirements

This Article 6 shall be subject to the rules and policies of the Exchange.

6.3 Maximum Number of Shares for Incentive Stock Options

Notwithstanding any provision of this Plan to the contrary, the aggregate number of Shares available for Incentive Stock Options is 2,500,000, subject to adjustment pursuant to section 3.10 of this Plan and subject to the provisions of section 422 and 424 of the Code.

6.4 Designation of Options

Each option agreement with respect to an Option granted to a U.S. Option Holder shall specify whether the related Option is an Incentive Stock Option or a Nonqualified Stock Option. If no such specification is made in the applicable option agreement, the related Option will be (a) an Incentive Stock Option if all of the requirements under the Code that must be satisfied in order for such Option to qualify as a Incentive Stock Option are satisfied, or (b) in all other cases, a Nonqualified Stock Option.

6.5 Special Requirements for Incentive Stock Options

In addition to the other terms and conditions of this Plan, the following limitations and requirements will apply to an Incentive Stock Option:

a)

An Incentive Stock Option may be granted only to an Employee. For purposes solely of this section 6.3, “Employee” means a person who is an employee of the Corporation (or of any Parent or Subsidiary) for purposes of section 422 of the Code.

b)

The aggregate Fair Market Value of the Shares (determined as of the applicable date the Option is granted (the “Grant Date”) with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Option Holder during any calendar year (pursuant to this Plan and all other plans of the corporation and of any Parent or Subsidiary) will not exceed one hundred thousand dollars (U.S. $100,000) or any other limitation subsequently set forth in section 422(d) of the Code.

c)

The exercise price per Share payable upon exercise of an Incentive Stock Option will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the applicable Grant Date; provided, however, that the exercise price per Share payable upon exercise of an Incentive Stock Option granted to a U.S. Option Holder who is a 10% Shareholder on the applicable Grant Date will be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the applicable Grant Date.

d)	No Incentive Stock Option may be granted more than ten (10) years after the earlier of (i) the date on which this Plan is adopted by the Board or (ii) the date on which this Plan is approved by the shareholders of the Corporation.

e)

An Incentive Stock Option will terminate and no longer be exercisable no later than ten (10) years after the applicable Grant Date; provided, however, that an Incentive Stock Option granted to a U.S. Option Holder who is a 10% Shareholder on the applicable Grant Date will terminate and no longer be exercisable no later than five (5) years after the applicable Grant Date.

f)	If a U.S. Option Holder who has been granted an Incentive Stock Option ceases to be an Employee, such Incentive Stock Option will be exercisable as follows:

(i)

If a U.S. Option Holder who has been granted an Incentive Stock Option ceases to be an Employee due to the death of such U.S. Option Holder, such Incentive Stock Option may be exercised (to the extent such Incentive Stock Option was exercisable on the date of death) by the estate of such U.S. Option Holder, or by any person to whom such Incentive Stock Option was transferred in accordance with Section 6.5(h), for a period of one (1) year after the date of death (but in no event beyond the Expiry Date of such Incentive Stock Option),

(ii)	If a U.S. Option Holder who has been granted an Incentive Stock Option ceases to be an Employee for any reason other than the death of such U.S.

Option Holder or termination for Cause, such Incentive Stock Option may be exercised (to the extent such Incentive Stock Option was exercisable on the date of termination) by such U.S. Option Holder for a period of three (3) months after the date of termination (but in no event beyond the Expiry Date of such Incentive Stock Option).

For the purposes of this Section 6.5(f), the employment of a U.S. Option Holder who has been granted an Incentive Stock Option will not be considered interrupted or terminated upon (a) sick leave, military leave or any other leave of absence approved by the Administrator that does not exceed ninety (90) days in the aggregate; provided, however, that if reemployment upon the expiration of any such leave is guaranteed by contract or applicable law, such ninety (90) day limitation will not apply, or (b) a transfer from one office of the Corporation (or any Parent or Subsidiary) to another office of the Corporation (or any Parent or Subsidiary) or a transfer between the Corporation and any Parent or Subsidiary.

g)	An Incentive Stock Option granted to a U.S. Option Holder may be exercised during such U.S. Option Holder’s lifetime only by such U.S. Option Holder.

h)

An Incentive Stock Option to a U.S. Option Holder may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by such U.S. Option Holder, except by will or by the laws of descent and distribution.

6.6 Shareholder Approval

In the event that this Plan is not approved by the shareholders of the Corporation within twelve (12) months before or after the date on which this Plan is adopted by the Board, any Incentive Stock Option granted under this Plan will automatically be deemed to be a Nonqualified Stock Option.

ARTICLE 7
AMENDMENT AND TERMINATION

7.1 Prospective Amendment

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment. Notwithstanding the foregoing, the Board may, subject to section 3.9 hereof, amend the terms upon which each Option shall become vested with respect to Shares without further approval of the Exchange, other regulatory bodies having authority over the Corporation or the Plan or the shareholders.

7.2 Retrospective Amendment

Subject to applicable regulatory approval and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

7.3 Terms or Amendments Requiring Disinterested Shareholder Approval

The Corporation will be required to obtain Disinterested Shareholder Approval prior to any of the following actions becoming effective:

(a)	the Plan, together with all of the Corporation’s previously established and outstanding stock option plans or grants, could result at any time in:

	(i)	the aggregate number of shares reserved for issuance under Options granted to insiders exceeding 10% of the issued and outstanding Shares of the Corporation;

	(ii)	the grant of Options to insiders, within a 12 month period, exceeding 10% of the issued and outstanding Shares of the Corporation;

(iii)	in the case of a Tier 1 Issuer only, the issuance to any Option Holder, within a 12 month period, of a number of shares exceeding 5% of the issued and outstanding Shares of the Corporation; or

(iv)	any reduction in the Exercise Price of an Option previously granted to an insider.

7.4 Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination. Notwithstanding the termination of the Plan, the Corporation, Options awarded under the Plan, Option Holders and Shares issuable under Options awarded under the Plan shall continue to be governed by the provisions of the Plan.

7.5 Agreement

The Corporation and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.

ARTICLE 8
APPROVALS REQUIRED FOR PLAN

8.1 Approvals Required for Plan

Prior to its implementation by the Corporation, the Plan is subject to approval by the Exchange.

8.2 Substantive Amendments to Plan

Any substantive amendments to the Plan shall be subject to the Corporation first obtaining the approvals of:

(a)

the shareholders of the Corporation, including Disinterested Shareholder Approval, if necessary, at a general meeting where required by the rules and policies of any stock exchange on which the Shares may be listed for trading; and

(b)	any stock exchange on which the Shares may be listed for trading.

SCHEDULE “A”

U.S. GEOTHERMAL INC.
STOCK OPTION PLAN OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of U.S. Geothermal Inc. (the “Corporation”) Stock Option Plan (the “Plan”) and evidences that _______________ (the “Holder”) is the holder of an option (the “Option”) to purchase up to _______________ common shares (the “Shares”) in the capital stock of the Corporation at a purchase price of $_______________ per Share. Subject to the provisions of the Plan:

(a)	the Award Date of this Option is _______________; and

(b)	the Expiry Date of this Option is _______________.

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 P.M. local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to “U.S. Geothermal Inc.” in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

The Corporation and the Holder represent that the Holder under the terms and conditions of the Plan is a bona fide __________________________ of the Corporation, entitled to receive Options under TSX Venture Exchange Policies.

The foregoing Option has been awarded this ____ day of _______________.

Without prior written consent of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate and the shares issuable upon the exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until _____________________.

U.S. GEOTHERMAL INC.

Per: ____________________

SCHEDULE “B”

EXERCISE NOTICE

TO:	The Administrator, Stock Option Plan
U.S. Geothermal Inc.

Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the U.S. Geothermal Inc. (the “Corporation”) Stock Option Plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	____________ of the Shares which are the subject of the option certificate attached hereto.

Calculation of total Exercise Price:

(a)	number of Shares to be acquired on exercise:	_________________ shares

(b)	times the Exercise Price per Share:	$ _________________

	Total Exercise Price, as enclosed herewith:	$ _________________

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $___________, payable to “U.S. Geothermal Inc.” in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Corporation to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

________________________________________

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DATED the _____ day of _______________.

Witness	Signature of Option Holder

Name of Witness (Print)	Name of Option Holder (Print)